UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2009

HESKA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

3760 Rocky Mountain Avenue

Loveland, Colorado 80538

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (970) 493-7272

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02       Termination of a Material Definitive Agreement.

On May 1, 2009, Heska Corporation (the “Company”) received from Abbott Point of Care Inc., f/k/a i-STAT Corporation (“APOC”), written notice that it was exercising its previously disclosed right to terminate the Distribution Agreement, dated as of October 29, 2004, as amended, between the Company and APOC (the “Distribution Agreement”), effective as of November 1, 2009 (the "Effective Date"). Under the agreement, Heska maintained exclusive rights to sell certain handheld blood analysis instruments and affiliated cartridges and supplies (the "Products") throughout the world other than Japan. Until the Effective Date, Heska is to continue to have non-exclusive rights to purchase and sell the Products globally under the Distribution Agreement. No early termination penalties are expected to be incurred by either party as a result of this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation

Dated: May 5, 2009	By: /s/Jason A. Napolitano Name: JASON A. NAPOLITANO Title: Executive Vice President, Chief Financial Officer and Secretary